EXHIBIT 10.15

FORM OF SERIES B SECURITIES PURCHASE AGREEMENT

          THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the ____ day of March, 2009, by and among HEALTH DISCOVERY CORPORATION, a Georgia corporation (the “Company”), and the investors listed on Schedule A hereto (the “Purchasers”).

          WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”);

          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desires to purchase from the Company, shares (the “Shares”) of Series B Preferred Stock of the Company, no par value (the “Preferred Stock”);

          WHEREAS, this Agreement and the sale of the Shares to the Purchasers is a part of a private offering (the “Offering”) with an aggregate minimum gross proceeds of at least $100,000.00 (the “Minimum Amount”).

          NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein, the Company and the Purchasers hereby agree as follows:

ARTICLE I.
PURCHASE AND SALE

          1.1          Purchase and Sale. Subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at the Closing (as defined below) that number of Shares set forth opposite the Purchaser’s name on Schedule A for the amount set forth on such Schedule (the “Purchase Price”).

          1.2          Closing.

                         a.          The Closing. The initial closing (the “Initial Closing” or the “Closing”) of the purchase and sale of the Shares shall take place on March ___, 2009, or such other time as the Company and the Purchasers shall otherwise agree (the “Closing Date”).

                         b.          Purchasers’ Deliveries at Closing. At each Closing, each Purchaser must deliver to the Company the following:

                                      (i)          a copy of this Agreement, duly executed by such Purchaser,

                                      (ii)         a completed Purchaser Questionnaire in for form of Exhibit A, attached hereto; and

                                      (iii)        the Purchase Price to be paid by wire transfer, bank check or money order.

                         c.          Company Deliveries at Closing. At the Closing, the Company shall deliver to each Purchaser (at each Purchaser’s address listed on the signature page of this Agreement):

                                          (i)          one copy of this Agreement, duly executed by the Company, and

                                      (ii)         a certificate evidencing the Shares registered in the books and records of the Company in the name of each Purchaser or the Purchaser’s nominee.

          1.3          Sale of Additional Shares.

                         a.          After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement (subject to equitable and proportional adjustment in the event of any stock dividend, stock split, reverse stock dividend or reverse stock split, or any capital reorganization or recapitalization or similar event affecting the common stock of the Company, which becomes effective after the date of this Agreement and on or before the Closing Date), additional shares of Series B Preferred Stock (the “Additional Shares”) to one or more purchasers (the “Additional Purchasers”) in one or more subsequent closings provided that (i) such subsequent sales, together with the sales to the Purchasers, do not result in gross proceeds to the Company of greater than $1,100,000 (the “Maximum Amount”), (ii) such subsequent sales are consummated on or prior to December 31, 2009, and (iii) each Additional Purchaser shall become a party to this Agreement, as defined below, by executing and delivering a counterpart signature page to this Agreement. Schedule A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

                         b.          Prior to the Initial Closing, Additional Purchasers may, with the written consent of the Company, become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, in which event (i) such Additional Purchasers will purchase their Additional Shares at the Initial Closing and (ii) Schedule A to this Agreement will be updated to reflect the number of Additional Shares purchased and the parties purchasing such Additional Shares. Notwithstanding the foregoing, any Additional Purchasers may not become a party to this Agreement to the extent his, her or its purchase of Additional Shares at the Initial Closing would result in the aggregate Purchase Price for total sales of Shares to all Purchasers in the Offering in an amount exceeding the Maximum Amount.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

          2.1          Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that, to its knowledge, the statements contained in this Section 2.1 are true, correct and complete, in all material respects, as of the date of this Agreement, and will be true correct and complete, in all material respects, as of the Closing Date.

                         a.          Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Georgia, with the requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby, (y) have or result in a material adverse effect on the condition (financial or otherwise), business, operations, results of operations, assets, capitalization, financial condition, licenses, permits, rights or privileges (whether contractual or otherwise) or prospects of the Company, taken as a whole, or (z) impair the Company’s ability to perform fully on a timely basis its obligations hereunder (an effect caused by or change resulting from any event or circumstance described in clause (x), (y) or (z), being a “Material Adverse Effect”). The Company has made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation, as in effect on the date of this Agreement (the “Articles of Incorporation”), and the Company’s Bylaws, as in effect on the date of this Agreement (the “Bylaws”).

                         b.          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action by the Company. This Agreement has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

                         c.          Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which 169,522,590 shares are issued and outstanding, 30,000,000 shares of preferred stock, of which 7,437,184 shares are issued and outstanding and designated “Series A Preferred Stock,” and 13,750,000 shares will be designated “Series B Preferred Stock,” and options and warrants to acquire 126,277,644 shares of Common Stock have been granted and remain outstanding. Except as described in Section 2.1(c) of the attached Disclosure Schedule, no Person (as hereinafter defined) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, exchange, conversion or reset price under such securities.

                         d.          Authorization and Validity; Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens.

                         e.          No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Articles of Incorporation, Bylaws or other organizational documents of the Company, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject or by which any material property or asset of the Company is bound.

                         f.          Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) any required application(s) or any letter(s) acceptable to the Over-the-Counter Bulletin Board (“OTCBB”), and (ii) any filings, notices or registrations under applicable federal or state securities laws (the “Required Approvals”), except where failure to do so has not resulted or would not reasonably result, individually, or in the aggregate, in a Material Adverse Effect. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                         g.          Litigation; Proceedings. Except as specifically set forth on in the SEC Documents or Section 2.1(g) of the attached Disclosure Schedule there is no action, suit, notice of violation, proceeding or investigation pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, or (ii) would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There has not been, and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director that was a director of the Company at any time during the last three years or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act.

                         h.          No Default or Violation. The Company (i) is not in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound and which is required to be included as an exhibit to any SEC Document, (ii) is not in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is not in violation of any statute, rule or regulation of any governmental authority to which it is subject, (iv) is not in default under or in violation of its Articles of Incorporation, Bylaws or other organizational documents, respectively in the case of (i), (ii) and (iii), except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect.

                         i.          SEC Documents; Financial Statements. Since January 1, 2007, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it, with the Commission, pursuant to Section 13, 14 or 15(d) of the Exchange Act (collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Document. Except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this Agreement has been revised or superseded by a later filed SEC Document, which later filed SEC Document was filed prior to the date of this Agreement, none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

                         j.          Material Changes. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in the SEC Documents, (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

                         k.          Listing and Maintenance Requirements. The Company has not, in the two years preceding the date of this Agreement, received notice from the OTCBB or any other exchange or market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements of the OTCBB. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the OTCBB and approval of the shareholders of the Company is not required for the Company to issue and deliver to the Purchasers the number of Shares contemplated by this Agreement.

                         l.          Broker’s Fees. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of any broker, finder or other intermediary retained by the Company that may be due in connection with the transactions contemplated by this Agreement.

          2.2       Representations, Warranties and Covenants of the Purchasers.

                         a.          Purchasers Status. Purchasers represent and warrant to, and covenants with, the Company that: (i) each Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act, and each Purchaser is also knowledgeable, sophisticated and experienced in making, and is qualified to evaluate the risks and merits and make decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares and is able to bear the risks of this investment; (ii) each Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment only and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; (iii) each Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) each Purchaser has, in connection with its decision to purchase the Shares, relied only upon the SEC Documents and the representations and warranties of the Company contained herein, (v) each Purchaser has answered all questions on the Investor Questionnaire and the answers thereto are true, correct and complete in all material respects as of the date hereof and will be true, complete and correct in all material respects as of the Closing Date; and (vi) each Purchaser will notify the Company immediately of any material change in any of such information until the Closing. Purchasers understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchasers’ investment intent as expressed herein, and the Company is not required and never intends to so register the Shares.

                         b.          Resale Restrictions. Each Purchaser hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement and without satisfying all requirement of an applicable exemption under the Securities Act for such sale. Each Purchaser acknowledges that the Shares will be imprinted with the following legend that prohibits their transfer except in accordance therewith:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                         c.          Short Position. Each Purchaser hereby covenants with the Company not to use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

                         d.          No Advice. Each Purchaser understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Purchasers in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

                         e.          Organization; Authority. Each Purchaser is either an individual residing in the state as set forth on the signature page of this Agreement, or a corporation, limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out the obligations hereunder. The purchase by Purchasers of the Shares hereunder has been duly authorized by all necessary action on the part of the Purchasers. This Agreement has been duly executed and delivered by each Purchaser and constitutes the valid and legally binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

                         f.          Risk. Each Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of the Shares, and an investment in the Company. Each Purchaser has adequate means of providing for its current needs and possible future contingencies, and each Purchaser has no need, and anticipates no need in the foreseeable future, to sell or otherwise transfer the Shares. Each Purchaser is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each Purchaser is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of its entire investment in the Company if such loss should occur. Each Purchaser understands that the purchase of the Shares is a highly speculative investment, which involves a high degree of risk of loss of each Purchaser’s entire investment therein.

                         g.          Reliance. Each Purchaser understands and acknowledges that (i) the Shares are being offered and sold to the Purchasers without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2, including, without limitation, the accredited investor status and the investment intent of the Purchasers, and each Purchaser hereby consents to such reliance.

                         h.          Information. Each Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Purchasers or its advisors. Each Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and receive answers concerning the terms and conditions of the offering and obtain any additional information, which the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of any representations or information set forth in any such material. Representatives of the Company have adequately answered all inquiries that the Purchasers have made of them concerning the Company or any other matters relating to the operation of the Company and sale of the Shares.

                         i.          Taxes. Each Purchaser is aware that the Company and its representatives assume no responsibility for the tax consequences to the Purchasers of any investment in the Company.

                         j.          No Representation or Promise. No one has ever represented or promised expressly or by implication, any of the following: (i) the approximate or exact length of time that Purchasers will be required to remain as owner of the Shares, (ii) the amount or type of profit, or loss (including tax write-offs and/or tax benefits) to be realized, if any, as a result of the Purchasers’ investment, or (iii) that the past performance or experience of the officers or directors of the Company or any affiliate, their associates, agents, or employees or of any other person gives any assurance that the Company will be a success.

                         k.          Offering Literature; No Advertisement. No Purchaser has been furnished any offering literature other than, and has relied only on the information contained in, (i) the SEC Documents, and (ii) this Agreement, including the exhibits and schedules thereto. No Purchaser is purchasing the Shares as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting in which representatives of the Company were in attendance.

                         l.          Governmental Review. Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

ARTICLE III.
CONDITIONS

          3.1        Closing.

                         a.          Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation of the Company to sell the Shares is subject to the satisfaction or waiver by the Company, at or before the Closing Date, of each of the following conditions:

                                      (i)          the representations and warranties of the Purchasers in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date;

                                      (ii)         the Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or before the Closing Date; and

                                      (iii)        no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                         b.          Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation of the Purchasers hereunder to acquire and pay for the Shares at the Closing is subject to the satisfaction or waiver by the Purchasers, at or before the Closing Date, of each of the following conditions:

                                      (i)          the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date;

                                      (ii)         the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or before the Closing Date;

                                      (iii)        no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

                                        (iv)        all Required Approvals shall have been obtained;

                                         (v)         delivery of all items deliverable under Section 1.2(c);

                                       (vi)        no Material Adverse Effect shall have occurred or been threatened (and no condition, event or development shall have occurred or been threatened involving a prospective Material Adverse Effect) in respect of the Company or any of its subsidiaries between the date of this Agreement and the Closing Date; and

                                       (vii)        the sales to the Purchasers hereunder shall not result in gross cash proceeds to the Company in excess of the Maximum Amount.

ARTICLE IV.
INDEMNIFICATION & CONFIDENTIALITY

          4.1          Indemnification.

                          a.          By the Company. The Company will indemnify and hold Purchasers harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that Purchasers may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement; provided, however, that any and all payments made or due to a Purchaser by the Company as a result of the obligations of this Section 4.1 shall be limited to, and in no case shall exceed, the Purchase Price paid by such Purchaser, as stated in Section 1.1 herein.

                         b.          By the Purchasers. Purchasers will indemnify and hold the Company harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Company may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by such Purchasers in this Agreement; provided, however, that any and all payments, in the aggregate, made or due by such Purchasers as a result of the obligations of this Section 4.1 shall be limited to, and in no case shall exceed, the amount of the Purchase Price (but no credit shall be granted for such payment for any obligation of the Purchasers pursuant to this Section 4.1) paid by such Purchaser, as stated in Section 1.1 herein.

          4.2          Confidential Information. Purchasers represents to the Company that, at all times during the Company’s offering of the Shares, the Purchasers have maintained in confidence and have not used except in connection with its purchase of the Shares pursuant hereto, all non-public information regarding the Company received by the Purchasers from the Company or its agents (“Confidential Information”), and covenants that it will continue to maintain in confidence such information until such information becomes generally publicly available other than through a violation of this provision by the Purchasers or its agents. If Purchasers are required to disclose any Confidential Information in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process) Purchasers may do so without violating this Agreement; provided, however, that before making any use or disclosure in reliance on this paragraph the Purchasers shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the Confidential Information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

ARTICLE V.
MISCELLANEOUS

          5.1           Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

          5.2           Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to any of the parties by another, or whenever any of the parties desires to give another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing, and shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

If to the Company:	With a Copy to:

Health Discovery Corporation	Bryan Cave LLP
2 East Bryan Street, Suite #601	1201 W. Peachtree Street, N.E., 14th Floor
Savannah, GA 31401	Atlanta, Georgia 30309
Attn: Stephen D. Barnhill, M.D.	Attn: Todd Wade, Esq.
Facsimile: (912) 443-1989	Facsimile: (404) 572-6999

If to the Purchasers:

To the addresses listed on the signature pages of this Agreement.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. As used herein, a “business day” means any day except Saturday, Sunday or a day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

          5.3          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          5.4          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

          5.5          Successors and Assigns; Assignability; No Third-Party Beneficiaries. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder, or by reason hereof, shall be assignable by the Purchasers without the prior written consent of the Company; provided, however, that each Purchaser may assign any of its rights under this Agreement to any of its affiliates. If this Agreement is assigned, all covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          5.6          Governing Law; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) (each a “Proceeding”) shall be commenced exclusively in the state and federal courts sitting in the Atlanta, Georgia. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Atlanta, Georgia for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

          5.7          Survival. The representations, warranties, agreements and covenants contained herein shall survive following the Closing.

          5.8          Counterparts; Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

          5.9          Publicity. The Purchasers shall not issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the Company in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

          5.10        Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute thereof, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

          5.11        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          5.12        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages will not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the day and year below.

HEALTH DISCOVERY CORPORATION

By:

Name:

Title:

Date:

IN MAKING AN INVESTMENT DECISION, THE PURCHASERS MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE SALE OF THE SHARES AND WARRANT, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

By:

Name:

Date:

Address:

Resident of the State of